Alexion Announces Restructuring to Advance Corporate Strategy

•	Expect to Deliver Approximately $270 Million in GAAP and Approximately $250 Million in Non-GAAP Pre-tax Savings Annually by 2019

•	Global Workforce Reduction of Approximately 20%

•	Expect to Reinvest Approximately $100 Million Annually to Build Pipeline Through Disciplined Business Development and Additional Complement Indications

•	Maximize Leadership in Complement and Grow Rare Disease Business by Focusing Investments in Priority Growth Areas

•	Research Center of Excellence to be Based in New Haven, CT

•	New Headquarters in Boston, MA to Support Innovation and Future Growth

•	Management to Host Conference Call at 8:30 AM EDT to Discuss Restructuring

NEW HAVEN, Conn.- September 12, 2017 - Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced an operational plan to re-align the global organization with its refocused corporate strategy. The plan is expected to deliver approximately $270 million in GAAP and approximately $250 million in non-GAAP pre-tax savings annually by 2019. The restructuring will reduce the Company’s global workforce by approximately 20%. The resulting savings will allow Alexion to prioritize investments to advance growth opportunities, optimize capabilities across the organization, and position Alexion to deliver on its financial ambitions, including growing GAAP operating margin to 37% and non-GAAP operating margin to 50% in 2019. Alexion expects that the increased financial flexibility will allow the Company to reinvest approximately $100 million a year into research and development through disciplined business development and additional complement proof-of-concept studies starting in 2018. Alexion anticipates the total pre-tax restructuring and related expenses associated with today’s announcement to be in the range of $340 million to $440 million.

“By streamlining our operations we will create a leaner organization with greater financial flexibility that is highly focused on delivering for patients, growing our rare disease business, and both leveraging our leadership in complement and pursuing disciplined business development to expand the pipeline,” said Ludwig Hantson, Chief Executive Officer of Alexion. "These types of changes are difficult and we recognize that they have a personal impact on people who have been dedicated to the mission of Alexion. We thank our employees for their contributions to the achievements of Alexion. While difficult, these changes were necessary to enable the Company to deliver sustainable long-term performance to support our ability to continue to develop and deliver life-changing therapies for patients.”

Alexion’s Strategic Focus

Alexion previously announced the Company’s strategy to drive its next phase of growth by:

•	Growing and maximizing our rare disease business

•	Focusing research on complement and development on core areas of hematology, nephrology, neurology and metabolic disorders to enhance productivity

•	Pursuing disciplined business development to expand the pipeline

•	Optimizing infrastructure to deliver margin expansion, EPS growth and increased cash flow

Restructuring Details

The restructuring will achieve savings by focusing the development portfolio, simplifying business structures and processes across the Company's global operations, and consolidating manufacturing capabilities. This includes:

•
Research & Development: Eliminating spend and headcount associated with previously announced de-prioritized pipeline programs as well as optimizing additional R&D spend. As previously disclosed, these de-prioritized programs include ALXN1101 (cPMP replacement therapy) and ALXN6000 (samalizumab) as well as partnerships with Moderna Therapeutics, Blueprint Medicines and Arbutus Biopharma.

•
Manufacturing and Site Consolidation: The new facilities strategy will result in the closing of multiple Alexion sites, including the Alexion Rhode Island manufacturing facility and certain regional and country-based offices. Alexion has had a positive working relationship with the state of Rhode Island, however, the Company is aligning its manufacturing facilities with its ongoing multi-product network manufacturing strategy, which utilizes Alexion’s manufacturing operations in the U.S. and Ireland, and manufacturing capacity through its manufacturing partners.

•	Commercial: Aligning investments with its core, high growth markets, optimizing the global operating structure to leverage synergies across regions and countries, reducing operating redundancies and focusing on continuity of the Company's field teams.

•
General & Administrative: In parallel with the Research & Development and Commercial organizational changes, the Company is right-sizing certain G&A functions, such as Human Resources, Finance and Information Technology (IT), including out-sourcing certain non-core Finance and IT roles to support the realigned business. Alexion will continue to invest in other G&A functions, such as Legal and Compliance, to support its global business.

Implementing these changes is expected to deliver approximately $270 million in GAAP pre-tax savings annually, inclusive of $20 million of share-based compensation savings, and approximately $250 million in non-GAAP pre-tax savings annually by 2019. These changes will position Alexion to deliver on its financial ambitions, including growing GAAP operating margin to 37% and non-GAAP operating margin to 50% in 2019.

Establishing New Headquarters in Boston, MA; Research Center of Excellence to be Based in New Haven, CT

As part of these initiatives, Alexion plans to relocate its headquarters to Boston, MA by mid-2018. The Company plans to have approximately 400 positions in Boston. As the Company reorganizes to deliver on its re-focused strategy, Boston will provide access to a larger biopharmaceutical talent pool and a variety of life-sciences partners to further support future growth initiatives.

“Alexion’s 25 year history began in New Haven, and Connecticut remains a critical part of our future. We value our relationship with the state of Connecticut and our New Haven-based research team is critical to growing and strengthening Alexion’s leadership in complement, which will allow us to fulfill our mission of serving patients and families with rare and ultra-rare diseases,” said Hantson.

New Haven, CT will be the Company’s Center of Excellence for its world-class complement research and process development teams which are dedicated to advancing Alexion’s innovation engine. Approximately 450 positions will be based in New Haven, including employees working in the research and process development laboratories, the clinical supply and quality teams, nurse case management and a number of important enterprise business services.

Financial Update

The Company expects to record cumulative pre-tax restructuring and related expenses ranging between approximately $340 million and $440 million. Included in these amounts are: (i) employee separation costs of approximately $80 million to $90 million; (ii) asset-related charges of approximately $170 million to $210 million primarily related to asset impairments and accelerated depreciation of facilities to be closed; (iii) costs associated with relocating employees of approximately $40 million to $60 million and (iv) contract termination and other costs of approximately $50 million to $80 million.
Approximately 50% of the restructuring and related expenses will result in cash outlays. Pre-tax restructuring and related expenses of approximately $240 million to $300 million are expected to be recorded in 2017.

The Company's 2017 revenue guidance remains unchanged. GAAP EPS guidance will be impacted by restructuring and related expenses and 2017 non-GAAP EPS guidance is unchanged.

Conference Call/Webcast Information:
Alexion will host a conference call/audio webcast to discuss the operational plan, at 8:30 a.m. Eastern Time. To participate in the call, dial 800-406-5345 (USA) or 719-325-4744 (International), passcode 9877152 shortly before 8:30 a.m. Eastern Time. A replay of the call will be available for a limited period following the call. The replay number is 888-203-1112 (USA) or 719-457-0820 (International), passcode 9877152. The audio webcast can be accessed on the Investor page of Alexion’s website at: http://ir.alexion.com.
About Alexion

Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH), atypical hemolytic uremic syndrome (aHUS), and refractory generalized myasthenia gravis (gMG). In addition, Alexion has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). As the leader in complement biology for over 20 years, Alexion focuses its research efforts on novel molecules and targets in the complement cascade, and its development efforts on the core therapeutic areas of hematology, nephrology, neurology, and metabolic disorders. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-G]

Forward-Looking Statements

This press release contains forward-looking statements, including among others, statements related to anticipated savings, costs and expenses resulting from the restructuring, the size and nature of future investments by the Company, anticipated changes to the Company's global workforce, development portfolio, global operations, and manufacturing capabilities, and the relocation of the Company’s headquarters. Forward-looking statements are subject to factors that may cause the Company's results and plans to differ from those expected, including for example, risks related to whether the Company’s expenses are as predicted, potential disruptions to our business as a result of the restructuring, including the anticipated reduction in the global workforce and consolidation of facilities, and a variety of other risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended June 30, 2017 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

In addition to financial information prepared in accordance with GAAP, this press release also contains non-GAAP financial measures that Alexion believes, when considered together with the GAAP information, provide investors and management with supplemental information relating to performance, trends and prospects that promote a more complete understanding of our operating results and financial position during different periods. The non-GAAP results exclude the impact of the following GAAP items: share-based compensation expense, fair value adjustment of inventory acquired, amortization of purchased intangible assets, changes in fair value of contingent consideration, acquisition-related costs, restructuring and related expenses, upfront and milestone payments related to licenses and collaborations, impairment of intangible assets and adjustments to income tax expense. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial measures prepared and presented in accordance with GAAP and should be reviewed in conjunction with the relevant GAAP financial measures. Please refer to the attached table for the GAAP to non-GAAP 2019 Operating Margin reconciliation.

ALEXION PHARMACEUTICALS, INC.
RECONCILIATION GAAP TO NON-GAAP 2019 OPERATING MARGIN
Twelve months ended
December 31, 2019
Operating margin (% total revenues)
GAAP operating margin	37%
Share-based compensation	6%
Amortization of purchased intangible assets	7%
Change in fair value of contingent consideration	0%
Non-GAAP operating margin	50%

Contacts
Alexion
Media
Kim Diamond, 475-230-3775
Executive Director, Corporate Communications
or
Investors
Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations
or
Catherine Hu, 475-230-3599
Director, Investor Relations